Exhibit 10.12

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”) is entered into as of December 1, 2016 by and among BioTelemetry, Inc., a Delaware corporation (the “Borrower”), the other Persons party hereto that are designated as a “Credit Party” on the signature pages hereof, Healthcare Financial Solutions, LLC, as Agent and as a Lender, and the other Lenders signatory hereto.

W I T N E S S E T H:

WHEREAS, Borrower, the other Credit Parties, Agent and the other Lenders from time to time party thereto are parties to that certain Credit Agreement dated as of December 30, 2014 (as amended, restated, supplemented or modified from time to time, the “Credit Agreement”); unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement; and

WHEREAS, the Credit Parties have requested that the Agent and Lenders amend certain provisions of the Credit Agreement, and, subject to the satisfaction of the conditions set forth herein, the Agent and the Lenders signatory hereto are willing to do so, on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1.                                      Amendments to Credit Agreement.  Upon satisfaction of the conditions set forth in Section 2 hereof, the Credit Agreement is hereby amended as follows:

(a)                                 Section 5.4 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (m) thereto, (ii) replacing the “.” at the end of clause (n) thereto with “; and” and (iii) adding a new section (o) thereto which shall read in its entirety as follows:

“(n) BioTelemetry, Inc. may invest up to $12,000,000 in the aggregate in BioTelemetry Care Management, LLC and Telcare Acquisition, LLC to be used by such parties to purchase the stock of Telcare Medical Supply, Inc. and to purchase certain assets from Telcare, Inc., as long as such amount is used promptly upon receipt thereof by BioTelemetry Care Management, LLC and Telcare Acquisition, LLC, as applicable to consummate the Telcare Acquisition (and BioTelemetry Care Management, LLC and Telcare Acquisition, LLC may consummate the Telcare Acquisition).”

(b)                                 Section 5.5 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (m) thereto, (ii) replacing the “.” at the end of clause (n) thereto with “; and” and (iii) adding a new section (o) thereto which shall read in its entirety as follows:

“(o) BioTelemetry Care Management, LLC and Telcare Acquisition, LLC may incur (and permit to exist) the Telcare Earnout.”

(c)                                  Section 5.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Section 5.11  Restricted Payments.  No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any Stock or Stock Equivalent, (ii) purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent now or hereafter outstanding, or (iii) make any payment on or with respect to the Danish Earnout and the Telcare Earnout (the items described in clauses (i), (ii) and (iii) above are referred to as “Restricted Payments”); except that any Wholly-Owned Subsidiary of the Borrower may declare and pay dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower, and except that:

(a)                                 the Borrower may redeem from officers, directors and employees Stock and Stock Equivalents provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenants set forth in Article VI, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered;

(iii) the aggregate Restricted Payments permitted (x) in any Fiscal Year of the Borrower shall not exceed $100,000 and (y) during the term of this Agreement shall not exceed $250,000; and

(iv) after giving effect to such Restricted Payment, Availability is not less than $3,000,000;

(b)                                 dividends by any Subsidiary of the Borrower to any Credit Party;

(c)                                  dividends payable solely in common Stock;

(d)                                 the Borrower may purchase, redeem or otherwise acquire for value any Stock or Stock Equivalent in an aggregate amount not to exceed $1,000,000 in connection with rescinded purchases as a result of an inadvertent failure to register the sale offer and issuance of approximately 1,000,000 shares under its 2008 Employee Stock Purchase Plan with the SEC;

(e)                                  Braemar Manufacturing, LLC or BT ApS may make payments on or with respect to the Danish Earnout provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenant set forth in Section 6.2, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered; and

(iii) after giving effect to such Restricted Payment, Availability is not less than $3,000,000; and

(f)                                   BioTelemetry, Inc., BioTelemetry Care Management, LLC and Telcare Acquisition, LLC may make payments on or with respect to the Telcare Earnout provided all of the following conditions are satisfied:

(i) no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Payment;

(ii) after giving effect to such Restricted Payment, the Credit Parties are in compliance on a pro forma basis with the covenant set forth in Section 6.2, recomputed for the most recent Fiscal Quarter for which financial statements have been delivered; and

(iii) after giving effect to such Restricted Payment, Availability is not less than $3,000,000.”

(d)                           Section 11.1 of the Credit Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

““Telcare Earnout” means “earnout” payments made pursuant to Section 1.08 of the Telcare Acquisition Agreement as in effect on December 1, 2016 made to or at the direction of Borrower, after the consummation of the Telcare Acquisition in an aggregate amount not to exceed $5,000,000.”

““Telcare Acquisition” means the acquisition by BioTelemetry Care Management, LLC of substantially all of the equity interests of Telcare Medical Supply, Inc. and the acquisition by Telcare Acquisition, LLC of certain assets from Telcare, Inc., pursuant to that certain Share and Asset Purchase Agreement, dated as of December 1, 2016 by and among Telcare Acquisition, LLC, as assets buyer, BioTelemetry Care Management, LLC, as shares buyer, BioTelemetry, Inc., as parent and Telcare, Inc., as seller  (the “Telcare Acquisition Agreement”), as long as (i) the Borrower has complied with the conditions set forth in clauses (a)-(e) of the definition of Permitted Acquisition with respect to such acquisition, (ii) the total consideration paid or payable for such acquisition (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments) at the closing thereof does not exceed $12,000,000 and (iii) such acquisition is fully consummated on or prior to December 1, 2016.”

(e)                            Clause (f) of the definition of “Permitted Acquisition” set forth in Section 11.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“(f) the total consideration paid or payable (including all transaction costs, Indebtedness incurred, assumed and/or reflected on a consolidated balance sheet of the Credit Parties and their Subsidiaries after giving effect to such Acquisition and the maximum amount of all deferred payments) (such amounts, collectively, the “Acquisition Consideration”) for (i) all Acquisitions of the Stock of a Target organized under the laws of any State, or of a Target substantially all of the Property of which is located in States, in the United States or the District of Columbia or of Property which is located within the United States consummated during (x) any Fiscal Year shall not exceed $10,000,000 in the aggregate for all such Acquisitions and (y) the term of this Agreement shall not exceed $20,000,000 in the aggregate for all such Acquisitions and (ii) all Acquisitions other than acquisitions of the Stock of a Target organized under the laws of any State, or of a Target substantially all of the Property of which is located in States, in the United States or the District of Columbia or of Property which is located within the United States consummated during the term of the Agreement shall not exceed $1,000,000 in the aggregate for all such Acquisitions; provided that the Acquisition Consideration paid or payable with respect to the Virtualscopics Acquisition and the Telcare Acquisition shall not be taken into account for determining compliance with this clause (f).”

(f)                             Exhibit 4.2(b) to the Credit Agreement is hereby amended and restated in its entirety as set forth on Exhibit 4.2(b) hereto.

2.                                      Conditions.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)                                 the execution and delivery of this Agreement by each Credit Party, Agent and the Required Lenders; and

(b)                                 Agent shall have received such other documents, opinions or materials reasonably requested by Agent, in form and substance reasonably acceptable to Agent.

3.                                      Representations and Warranties.   Each Credit Party hereby represents and warrants to Agent and each Lender as follows:

(a)                                 the execution, delivery and performance by each of the Credit Parties of this Agreement have been duly authorized by all necessary action, and do not and will not:

(i)                                     contravene the terms of any of that Person’s Organization Documents;

(ii)                                  conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject; or

(iii)                               violate any material Requirement of Law in any material respect;

(b)                                 such Credit Party has the power and authority to execute, deliver and perform its obligations under this Agreement and the Credit Agreement, as amended hereby;

(c)                                  this Agreement constitutes the legal, valid and binding obligations of each such Person which is a party hereto enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(d)                                 after giving effect to this Agreement and the transactions contemplated hereby, each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date); and

(e)                                  no Default or Event of Default exists or would result from the transactions contemplated by this Agreement.

4.                                      No Modification.  Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, the Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents.  Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Agreement shall constitute a Loan Document.

5.                                      Counterparts.  This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.  Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

6.                                      Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that none of the Credit Parties may assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent.

7.                                      Governing Law.  The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

8.                                      Severability.  The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

9.                                      Captions.  The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

10.                               Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrower’s Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.  Each of the Credit Parties hereby consents to this Agreement and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed.  The execution of this Agreement shall not operate as a waiver of any right, power or remedy of the Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date set forth above.

BORROWER:

BIOTELEMETRY, INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

Amendment No. 3 to Credit Agreement

CREDIT PARTIES:

CARDIONET, LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

BRAEMAR MANUFACTURING, LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

CARDIOCORE LAB, LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

LTHSE, LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

UNIVERSAL MEDICAL LABORATORY, INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

ECG SCANNING & MEDICAL SERVICES LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

Amendment No. 3 to Credit Agreement

HEART-CARE CORPORATION OF AMERICA, INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

MEDNET HEALTHCARE TECHNOLOGIES, INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

UNIVERSAL MEDICAL INC.

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

VIRTUALSCOPICS, LLC

By:	/s/ Peter Ferola
Name:	Peter Ferola
Title:	Secretary

Amendment No. 3 to Credit Agreement

AGENT AND LENDERS:

HEALTHCARE FINANCIAL SOLUTIONS, LLC, as Agent and as a Lender

By:	/s/ Danielle Katz
Name:	Danielle Katz
Title:	Its Duly Authorized Signatory

Amendment No. 3 to Credit Agreement

MIDCAP FINANCIAL TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

MIDCAP FUNDING IX TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

MIDCAP FUNDING XVI TRUST

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

By:	/s/ Maurice Amsellem
Name:		Maurice Amsellem
Title:		Authorized Signatory

Amendment No. 3 to Credit Agreement

MML I LTD

By:	Apollo Capital Management, L.P.,
its investment manager

By:	Apollo Capital Management GP, LLC,
its general partner

	By:	/s/ Maurice Amsellem
	Name:	Maurice Amsellem
	Title:	Authorized Signatory

Amendment No. 3 to Credit Agreement

EXHIBIT 4.2(b)

TO

CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Date:                , 201

This Compliance Certificate (this “Certificate”) is given by BioTelemetry, Inc., a   Delaware corporation  (the “Borrower”), pursuant to Section 4.2(b) of that certain Credit Agreement dated as of December 30, 2014, among the Borrower, the other Credit Parties party thereto, General Electric Capital Corporation, as administrative agent (in such capacity, “Agent”), and as a Lender, and the additional Lenders party thereto (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).  Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

The officer executing this Certificate is a Responsible Officer of the Borrower and as such is duly authorized to execute and deliver this Certificate on behalf of the Borrower.  By executing this Certificate, such officer hereby certifies to Agent, the Lenders and the L/C Issuers, on behalf of the Borrower, that:

(a)           the financial statements delivered with this Certificate in accordance with Section 4.1(a) and/or 4.1(b) of the Credit Agreement are correct and complete and fairly present, in all material respects, in accordance with GAAP the financial position and the results of operations of the Borrower and its Subsidiaries as of the dates of and for the periods covered by such financial statements (subject, in the case of interim financial statements, to normal year-end adjustments and the absence of footnote disclosure);

(b)           [Borrower Note: Include this paragraph only with respect to Certificates delivered for the last fiscal month of each Fiscal Quarter] Annex A hereto includes a correct calculation of EBITDA, Adjusted EBITDA, Cash Flow and Net Interest Expense for the relevant periods ended             , 201 ; Annex B includes a correct calculation of each of the financial covenants contained in Section 5.20 and Article VI of the Credit Agreement for the relevant periods ended              , 201 ] [Borrower Note:  Include following re Excess Cash Flow only for Certificate delivered for end of applicable Fiscal Years] [and Excess Cash Flow (including a correct calculation of any required prepayment) for the Fiscal Year ended [December 31, 201_];

(c)           [Borrower Note:  Include this paragraph only with respect to Certificates delivered for the last fiscal month of each Fiscal Quarter] as of             , 201 , no Credit Party or any Subsidiary of any Credit Party owns any Margin Stock [, except as specified on Annex C attached hereto].

(d)           to the best of such officer’s knowledge, no Default or Event of Default exists [except as specified on Annex C attached hereto];

(e)           since the Closing Date and except as disclosed in prior Certificates delivered to Agent, no Credit Party and no Subsidiary of any Credit Party has:

(i)            changed its legal name, identity, jurisdiction of incorporation, organization or formation or organizational structure or formed or acquired any Subsidiary except as follows:                                     ;

1

(ii)           acquired all or substantially all of the assets of, or merged or consolidated with or into, any Person, except as follows:                                     ; or

(iii)          changed its address or otherwise relocated, acquired fee simple title to any real property or entered into any real property leases, except as follows:                                                     .

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed by one of its Responsible Officers this       day of                , 201 .

Name:
Title:

Note:  Unless otherwise specified, all financial covenants are calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.  All calculations are without duplication.

2

ANNEX A

TO COMPLIANCE CERTIFICATE
Selected Financial Definitions and Calculations

I. Definition/Calculation of EBITDA/Adjusted EBITDA

EBITDA is defined as follows:

A. Net income (or loss) for the applicable period of measurement of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP

Less (or plus), to the extent included above in net income (or loss) for such period:

(1)   the income (or loss) of any Person which is not a Subsidiary of the Borrower, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries in cash by such Person during such period and the payment of dividends or similar distributions by that Person was not at the time subject to the consent of a third party or prohibited by operation of the terms of its charter or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Person

(2)   the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person’s assets are acquired by the Borrower or any of its Subsidiaries

(3)   gains (or losses) from the sale, exchange, transfer or other disposition of Property or assets not in the Ordinary Course of Business of the Borrower and its Subsidiaries, and related tax effects in accordance with GAAP

(4) any other extraordinary gains (or losses) of the Borrower or its Subsidiaries, and related tax effects in accordance with GAAP

(5) income tax refunds received, in excess of income tax liabilities for such period
(6) income (or loss) from the early extinguishment of Indebtedness, net of related tax effects

B. Total exclusions from (additions to) net income (sum of (1)-(6) above)

Plus, without duplication, to the extent included in the calculation of net income (or loss) for such period (unless otherwise specified below):

(1) Depreciation and amortization

(2) Interest expense (less interest income) (net of realized gains and losses under permitted Rate Contracts with respect thereto)

(3) All taxes on or measured by income (excluding income tax refunds)

(4)   All non-cash losses or expenses (or minus non-cash income or gain), including, without limitation, non-cash adjustments resulting from the application of purchase accounting, non-cash expenses arising from grants of stock appreciation rights, stock options or restricted stock, non-cash impairment of good will and other long term intangible assets, unrealized non-cash losses (or minus unrealized non-cash gains) under Rate Contracts, unrealized non-cash losses (or minus unrealized non-cash gains) in such period due solely to fluctuations in currency values, but excluding any non-cash loss or expense (a) that is an accrual of a reserve for a cash expenditure or payment to be made, or anticipated to be made, in a future period or (b) relating to a write-down, write off or reserve with respect to Accounts and Inventory

(5) Fees and expenses incurred in connection with the negotiation, execution and delivery on the Closing Date of the Loan Documents, to the extent disclosed to Agent

(6)   Fees and reasonable and documented out-of-pocket expenses incurred in connection with any amendments, waivers, or forbearances to the Credit Agreement and the other Loan Documents to the extent such fees and expenses have been disclosed to Agent

(7)   Fees and expenses incurred in connection with (i) a Permitted Acquisition (including any refinancing of (or amendment to) any Indebtedness acquired or assumed in connection therewith) or an Investment not in the ordinary course of business, (ii) a Disposition not in the ordinary course of business, (iii) Indebtedness incurred or Stock issued, in each instance in the foregoing clauses (i), (ii) and (iii), to the extent permitted under the Credit Agreement, but limited to an amount not to exceed $100,000 for any four consecutive Fiscal Quarter period for acquisitions not consummated, and/or (iv) an Event of Loss

(8) Proceeds of business interruption insurance received in cash during such period to the extent not included in the calculation of net income (or loss) for such period

(9)   Other One-time non-recurring or unusual expenses including, without limitation, severance costs, lease termination costs, relocation costs, restructuring charges and other one-time expenses not otherwise added back to EBITDA and certified as such in a certificate of a Responsible Officer of the Borrower describing such expenses in reasonable detail (collectively, “Non-Recurring Expenses”) in an aggregate amount not to exceed ten percent (15%) of EBITDA (calculated before the addback for Non-Recurring Expenses in the aggregate for any four consecutive Fiscal Quarter period

C. Total add backs to net income (sum of (1)-(8) above):

D. EBITDA (result of A minus B plus C above) (1)

Calculation of Adjusted EBITDA

Adjusted EBITDA is defined as follows:

(i) EBITDA (per D above)

(ii)   with respect to Targets owned by the Borrower for which the Agent has received financial statements pursuant to Section 4.1(b) for less than twelve (12) months, Pro Forma EBITDA allocated to each period prior to the acquisition thereof included in the trailing twelve (12) month period for which Adjusted EBITDA is being calculated; [Borrower Note: If more than one Target has been acquired, attach calculation of Pro Forma EBITDA for each Target]

(iii)  with respect to any Disposition consummated within the period in question, EBITDA attributable to the Subsidiary, profit centers, or other asset which is the subject of such Disposition from the beginning of such period until the date of consummation of such Disposition

Adjusted EBITDA (result of (i) plus (ii) minus (iii) above)

“Pro Forma EBITDA” means, with respect to any Target, EBITDA for such Target for the most recent twelve (12) month period preceding the acquisition thereof, adjusted by verifiable expense reductions, including excess owner compensation, if any, calculated on month by month basis, to the extent such adjustments (collectively, “Pro Forma Acquisition Adjustments”) (a) are expected to be realized within twelve (12) months following the acquisition of such Target, (b) shall be certified as such in a certificate of a Responsible Officer of the Borrower describing such reductions in reasonable detail, and (c) do not exceed 10% of EBITDA in the aggregate for all Permitted Acquisitions in any four consecutive Fiscal Quarter periods, in each case calculated by the Borrower and consented to by Agent.

(1)           For purposes of calculating EBITDA as of any date of measurement ending on or before one year anniversary of the Closing Date, EBITDA for any period set forth below included in the twelve month period ending on such date shall be deemed to equal the amount set forth below for such period:

Period:	Pre-Closing EBITDA

Fiscal Quarter ending March 31, 2014	$3,039,690
Fiscal Quarter ending June 30, 2014	$5,128,261
Fiscal Quarter ending September 30, 2014	$6,042,932
Fiscal month ending October 31, 2014	$2,135,968
Fiscal month ending November 30, 2014	$2,192,336
December 1, 2014 through Closing Date	EBITDA calculated in a manner consistent with the calculation of EBITDA for preceding periods.

II. Definition/Calculation of Cash Flow

Cash Flow (used for calculating Excess Cash Flow and Fixed Charge Coverage Ratio) is defined as:

A. EBITDA (per definition I above)

Less unfinanced net capital expenditures:

(1) Gross capital expenditures: the aggregate of all expenditures and other obligations for the period of measurement which should be capitalized under GAAP

Less, in each case, to the extent included in (1) above:

(a) Net Proceeds from Dispositions

(b) Expenditures financed with cash proceeds from Stock issuances

(c)   All insurance proceeds and condemnation awards received on account of any Event of Loss to the extent any such amounts are actually applied to replace, repair or reconstruct the damaged Property or Property affected by the condemnation or taking in connection with such Event of Loss

(d) That portion of the purchase price of a Target in a Permitted Acquisition that constitutes a capital expenditure under GAAP

(2) Total deductions from gross capital expenditures (sum of (a)-(d) above)

(3) Net capital expenditures (result of (1) minus (2) above)

(4) Less: Portion of capital expenditures financed under Capital Leases or other Indebtedness (Indebtedness, for this purpose, does not include drawings under the Revolving Loan Commitment)

B. Unfinanced capital expenditures (result of (3) minus (4) above)

Cash Flow (result of A minus B above)

III. Definition/Calculation of Net Interest Expense

Net Interest Expense (used for calculating Fixed Charge Coverage Ratio and Excess Cash Flow) is defined as(2):

A.    Gross interest expense for such period paid or required to be paid in cash (including all commissions, discounts, fees and other charges in connection with letters of credit and similar instruments and net amounts paid or payable and/or received or receivable under permitted Rate Contracts in respect of interest rates) for Holdings and its Subsidiaries on a consolidated basis

B. Less: Interest income for such period

Net Interest Expense (result of A minus B above)

(2)           Net Interest Expense (a) for the measurement period ending on March 31, 2015, shall equal Net Interest Expense during the period from December 1, 2014 through March 31, 2015 multiplied by 12/4, (b) for the measurement period ending on June 30, 2015, shall equal Net Interest Expense during the period from December 1, 2014 through June 30, 2015 multiplied by 12/7 and (c) for the measurement period ending on September 30, 2015, shall equal Net Interest Expense during the period from December 1, 2014 through September 30, 2015 multiplied by 12/10.

ANNEX B

TO COMPLIANCE CERTIFICATE
Financial Covenant and Excess Cash Flow Calculations

I. Section 6.1: Leverage Ratio

Leverage Ratio is defined as follows:

A. The aggregate principal balance of outstanding Revolving Loans and Swing Loans as of the date of measurement

Plus:
(1) L/C Reimbursement Obligations as of date of measurement then due and payable

(2) Outstanding principal balance of the Term Loan as of date of measurement

(3)         All earnout obligations (including, without limitation, the Danish Earnout and the Telcare Earnout) to the extent required by GAAP to be reflected as a liability on the consolidated balance sheet of the Borrower

(4) Principal portion of Capital Lease Obligations and Indebtedness secured by purchase money Liens as of date of measurement

(5) Without duplication, all other Funded Indebtedness of Borrower and its Subsidiaries as of date of measurement

B. Consolidated Total Indebtedness (sum of A plus sum of (1)-(5) above)

C. Adjusted EBITDA for the twelve month period ending on the date of measurement (per I of Annex A)

Leverage Ratio (result of B divided by C above)

Permitted maximum Leverage Ratio

In Compliance	Yes/No

II. Section 6.2: Fixed Charge Coverage Ratio

Fixed Charge Coverage Ratio is defined as follows:

A. Cash Flow (per II of Annex A)

Less:

(1) Taxes on or measured by income paid or payable in cash with respect to such period

B. Total deductions from Cash Flow ((1) above)

C. Net Cash Flow (result of A minus B above)

Fixed charges are defined as:

D. Net Interest Expense (per III of Annex A)

Plus:

(1) Scheduled principal payments of Indebtedness during such period reduced by prepayments as permitted by the Credit Agreement

(2) Restricted Payments described in Section 5.11(a) paid in cash during such period

(3) All payments made with respect to the Danish Earnout

(4) All payments made with respect to the Telcare Earnout

E. Total fixed charges (result of D plus (1)-(4) above)

Fixed Charge Coverage Ratio (result of C divided by E above)

Required minimum Fixed Charge Coverage Ratio

In Compliance	Yes/No

For purposes of calculating Fixed Charge Coverage Ratio as of any date on or prior to December 31, 2015, fixed charges shall be calculated as follows:

a.                                     Scheduled principal payments of the Term Loan shall be deemed to be $1,250,000 for each such measurement period.

b.                                     Scheduled principal payments of all Indebtedness other than the Term Loan and Prior Indebtedness shall be calculated using the actual amounts in respect thereof during each such measurement period.

c.             Taxes on or measured by income paid or required to be paid in cash and Restricted Payments made or which should have been made pursuant to Section 5.11(a) of the Credit Agreement (a) for the measurement period ending on March 31, 2015, shall equal such Taxes paid in cash or required to be paid in cash during the period from December 1, 2014 through March 31, 2015 multiplied by 12/4, for the measurement period ending on June 30, 2015, shall equal such Taxes paid in cash or required to be paid in cash during the period from December 1, 2014 through June 30, 2015 multiplied by 12/7 and (c) for the measurement period ending on September 30, 2015, shall equal such Taxes paid in cash or required to be paid in cash during the period from December 1, 2014 through September 30, 2015 multiplied by 12/10.

d.            Restricted Payments described in Section 5.11(a) of the Credit Agreement shall be calculated in each case using the actual amounts paid in cash in respect thereof during each such measurement period.

IV. Excess Cash Flow Calculation [Borrower Note: Include ECF calculation only for Certificate delivered for end of applicable Fiscal Years.]

Excess Cash Flow is defined as follows:

A. Cash Flow (per II of Annex A)

Less, without duplication, and to the extent actually paid in cash, in each case to the extent not financed with proceeds of Stock issuances or Indebtedness (other than Revolving Loans):

(1) Scheduled principal payments with respect to Indebtedness

(2) Net Interest Expense (per III of Annex A)

(3) Taxes on or measured by income

(4) Restricted payments permitted by Section 5.11(a)

(5) Increase in working capital (if any) (see Working Capital Calculation below)

(6) The purchase price paid in cash for all Permitted Acquisitions

(7) Cash addbacks to net income specified in clauses (5), (6), (7) and (9) in the calculation of EBITDA to the extent not reimbursed by a third person

B. Total deductions from Cash Flow (sum of (1)-(7) above)

C. Decrease in working capital (if any) (see Working Capital Calculation below)

D. Excess Cash Flow (result of A minus B plus C above)

E. Required prepayment percentage (see Section 1.8(e) for percentage)	[ %]

F. Required gross prepayment amount (result of D multiplied by E above)

Minus:

G. Voluntary prepayments of the Term Loan during such period, to the extent such prepayments are applied in the same manner as mandatory prepayments

Required prepayment amount (result of F minus G above)

VII. Working Capital Calculation

Decrease (increase) in working capital, for the purposes of the calculation of Excess Cash Flow, means the following:

	Beg. of Period	End of Period

Current assets:	$	$

Less (to the extent included in current Assets):

Cash	$	$

Cash Equivalents	$	$

Deferred tax assets	$	$

Adjusted current assets	$	$

Current liabilities:	$	$

Less (to the extent included in current liabilities):

Revolving Loans	$	$

Swing Loans	$	$

Current portion of Indebtedness	$	$

Deferred tax liabilities	$	$

Unearned revenue	$	$

Adjusted current liabilities	$	$

Working capital (adjusted current assets minus adjusted current liabilities)	$	$

Decrease (Increase) in working capital (beginning of period minus end of period working capital)	$

To the extent Borrower or any of its Subsidiaries consummates an acquisition during such period, beginning of period working capital shall be recalculated on a pro forma basis to include working capital acquired in such acquisition.